UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016

EL POLLO LOCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The registrant’s board of directors has set the date of the registrant’s next annual meeting of shareholders as June 7, 2016. This is more than 30 calendar days advanced from August 11, the anniversary of the annual meeting to which the registrant’s 2015 proxy statement related.

Accordingly, under 17 C.F.R. § 240.14a-5(f), the registrant hereby informs shareholders of such change, and the new dates referred to in 17 C.F.R. § 240.14a-5(e)(1) and (e)(2).

(1) The deadline for submitting shareholder proposals for inclusion in the registrant’s proxy statement and form of proxy for the registrant’s next annual meeting, calculated in the manner provided in 17 C.F.R. § 240.14a-8(e), is that the proposal must be received at the registrant’s principal executive offices not less than 120 calendar days before the date of the registrant’s proxy statement released to shareholders in connection with the previous year’s annual meeting, or 120 calendar days before July 1, 2016, or March 3, 2016. However, if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the registrant begins to print and send its proxy materials. Given that the registrant’s annual meeting has been scheduled earlier than last year, rather than make the deadline earlier, the registrant believes that March 3, 2016, is a reasonable deadline. Accordingly, this deadline is unchanged.

(2) The date after which notice of a shareholder proposal submitted outside the processes of 17 C.F.R. § 240.14a-8 is considered untimely, as established by the registrant’s advance notice provision, authorized by applicable state law, is as follows. Section 2.4 of the registrant’s bylaws provides that for business to be properly brought before an annual meeting scheduled for a date not within 25 days of the anniversary of the immediately preceding annual meeting, a shareholder must give notice that is received by the registrant’s corporate secretary by the tenth day following the day on which public disclosure of the annual meeting date is made, which is the tenth day from the date hereof, or March 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.
(Registrant)

Date: February 22, 2016

/s/ Laurance Roberts
Laurance Roberts Chief Financial Officer